CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                    AMERICAN COMMUNICATIONS ENTERPRISES, INC.


     AMERICAN COMMUNICATIONS ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 78, Nevada Statutes, does hereby certify as follows:
1. The Articles of Incorporation of the Corporation were filed by the Secretary of State of the State of Nevada on October 29, 1998 and amended on October 11, 2000 and October 24, 2000.

2. The amendment to the Articles of Incorporation being effected hereby will completely delete Article First of the Articles of Incorporation as of the date hereof, and substitute in its place the Article First set forth below.

3. This amendment to the Articles of Incorporation was approved by the Board of Directors on December 14, 2001. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation at the time of the amendment was 285,750,000. The amendment has been consented to and approved by the affirmative vote of shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

4. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Nevada, and thereafter, Article First of the Articles of Incorporation of the Corporation shall read as follows:

           ***********************************************************
     FIRST.  The  name  of  the  Corporation  is:  Neogenomics,  Inc.
          ************************************************************

IN WITNESS WHEREOF, AMERICAN COMMUNICATIONS ENTERPRISES, INC. has caused these Articles of Amendment of the Articles of Incorporation to be executed by its president and secretary this 14th day of December, 2001.

                              AMERICAN  COMMUNICATIONS
                                 ENTERPRISES,  INC.


                              By:  /S/  Michael  T.  Dent.
                                   -----------------------
                                   President


                              By:  /S/  Matthew  Veal
                                   ------------------
                                  Secretary